SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2018 (January 26, 2018)

MoneyOnMobile, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-53997	20-8592825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 758-8600

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Copy to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Ference Kesner LLP
1185 Avenue of the Americas, 37th Fl.New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into Material Definitive Agreement.
Item 3.02    Unregistered Sales of Equity Securities.

On January 26, 2018, MoneyOnMobile, Inc. (the “Company”) conducted a final closing of a private placement offering (the “Offering”) pursuant to subscription agreements (the “Subscription Agreements”) entered into between the Company and various accredited investors. Pursuant to the Subscription Agreements, the Company sold an aggregate of 5,567.5 shares of the Company’s Series F Preferred Stock (“Series F Preferred”) for a total cash consideration of $5,567,500. The rights and preferences of Series F Preferred were described in the Company’s Current Report on Form 8-K filed on December 22, 2017, which description is incorporated herein by reference to such Current Report and exhibits thereto.

In addition, as previously disclosed in the Company’s Current Report on Form 8-K filed on December 28, 2017, the Company issued 2,329.6 shares of Series F Preferred in connection with the automatic conversion of certain convertible promissory notes (the “Notes”) having outstanding aggregate principal equal to $2,080,000 and $249,600 in interest for a total aggregate amount under the Notes equal to $2,329,600.

As previously disclosed, the Company issued an aggregate of 2,142 shares of the Company’s Series D Preferred Stock (“Series D Preferred”). Pursuant to the rights and preference of the Series D Preferred, in the event the Company conducts closings on private or public offerings of equity securities or debt of the Company pursuant to which the aggregate gross proceeds received by the Company, equals or exceeds $4,000,000 (the “Triggering Financing”), the holder of the Series D Preferred must exercise one of the following options: (i) require the Company to redeem; (ii) convert into securities offered in the Triggering Financing; or (iii) convert into Common Stock. As the proceeds raised in connection with the offering of the Notes and the Series F Preferred constituted a Triggering Financings, all holders of all outstanding Series D Preferred at the time of the first closing of the Offering, which represented 1,225 shares of Series D Preferred elected to convert into Series F Preferred. In connection with such elections, the Company issued an additional 1,577 shares of Series F Preferred in exchange for all outstanding shares of Series D Preferred. The foregoing description of the rights and preference of the Series D Preferred does not purport to be complete and is subject to, and qualified in its entirety by reference to the Certificate of Designation of Series D Convertible Preferred Stock filed as an exhibit to the Company’s Current Report on Form 8-K filed on December 23, 2015.

The offer and sale of the securities discussed above was completed pursuant to  the exemptions from registration provided by, among others, Section 4(a)(2) of the Securities Act of  1933, as amended (the "Securities Act"), and the provisions of Regulation D and Regulation S as promulgated under the Securities Act.

The foregoing description of the terms of the Subscription Agreement and the Notes does not purport to be complete and is subject to, and qualified in its entirety by reference to the form of Subscription Agreements and Notes, which are filed herewith as Exhibit 99.1 and Exhibit 99.2, and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Form of Subscription Agreements
99.2	Form of the Convertible Promissory Note

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MONEYONMOBILE, INC.

Date: January 29, 2018	By:	/s/ Scott S. Arey
Scott S. Arey Chief Financial Officer

Exhibits

Exhibit No.	Description
99.1	Form of Subscription Agreements
99.2	Form of the Convertible Promissory Note